                                                                       Exhibit 5


                       [LETTERHEAD OF HELLER FINANCIAL]




                            September 7, 1995


To the Board of Directors of
Heller Financial, Inc.

Gentlemen:

       I have acted as counsel for Heller Financial, Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement covers up to $2,500,000,000 aggregate principal amount of unsecured debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities may be senior (the "Senior Securities"), subordinated (the "Subordinated Securities") or junior subordinated (the "Junior Subordinated Securities") and are issuable from time to time pursuant to the Indentures described below.

       The Senior Securities will be issued under an indenture between the Company and Shawmut Bank Connecticut, National Association ("Shawmut"), as Trustee (collectively referred to as the "Senior Indentures"); the Subordinated Securities are to be issued under an indenture between the Company and Shawmut, as Trustee (the "Subordinated Indenture"); and the Junior Subordinated Securities are to be issued under an indenture between the Company and Shawmut, as Trustee (the "Junior Subordinated Indenture"). Each of the Senior Securities, the Subordinated Securities and the Junior Subordinated Securities, respectively, may also be issued under an indenture in the form of such indenture for each such class of Debt Securities, respectively, filed as an exhibit to the Registration Statement, for which the related trustee will be qualified in accordance with the rules and regulations of the Commission on or before the time of their respective issuance. The forms of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are filed as exhibits to the Registration Statement. The Warrants will be issued under a Warrant Agreement (the "Warrant Agreement") to be entered into between the Company and a Warrant Agent to be selected by the Company at the time of issuance, the form of which is filed as an exhibit to the Registration Statement.

       I am familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Warrants and the Debt Securities, and I have examined such corporate records of the Company and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed.

       Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

       1. When the Registration Statement has become effective, the relevant indenture has been duly executed and delivered, the terms of the Debt Securities have been duly authorized by appropriate corporate action of the Company as contemplated by the indenture pursuant to which they are to be issued, the Debt Securities have been duly executed by the Company and authenticated by the relevant trustee (or its authenticating agent) and have been delivered by the Company against payment, therefor, the Debt Securities will be valid and binding obligations of the Company and entitled to the benefits of such indenture.

       2. When the Registration Statement has become effective, the Warrant Agreement has been duly authorized, executed and delivered by the Company, the terms of the Warrants and been duly authorized by the appropriate corporate action by the Company as contemplated by the Warrant Agreement, the Warrants have been duly executed by the Company and counter-signed by the Warrant Agent and have been delivered by the Company against payment therefor, the Warrants will be valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement.

       The foregoing opinion is subject to all bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

       I hereby consent that this opinion may be filed as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the Prospectus related thereto.

                                 Very truly yours,


                                 Sylvia L. Bateman
                                 -----------------
                                 Sylvia L. Bateman
                                 Group General Counsel


                                       2